UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 8, 2022

Summit Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1550 Wynkoop Street, 3rd Floor
Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
 Registrant’s Telephone Number, Including Area Code:  (303) 893-0012
 Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 8, 2022, Brian J. Harris, Executive Vice President and Chief Financial Officer of Summit Materials, Inc. (the “Company”) informed the Company of his intention to retire from the Company. The Board of Directors of the Company (the “Board”) has commenced a search for Mr. Harris’s successor. In order to provide for an orderly transition of Mr. Harris’s responsibilities and duties, the Company and Mr. Harris have entered into a Transition and Consulting Agreement, dated as of September 8, 2022 (the “Transition Agreement”), which was approved by the Human Capital and Compensation Committee of the Board and will supersede Mr. Harris’s existing employment agreement and participation notice and agreement under the Company’s Senior Personnel Severance Plan (the “Severance Plan”) (other than as described in the Transition Agreement).

The Transition Agreement provides that Mr. Harris will transition from the role of Executive Vice President and Chief Financial Officer on the date immediately prior to the date on which Mr. Harris’s successor as Chief Financial Officer is appointed and commences services (such date, the “Transition Date”). On the Transition Date, Mr. Harris will become a Senior Advisor and will serve in such non-executive officer position until his employment ends on the later of (x) 30 days following the Transition Date and (y) October 16, 2023 (as applicable, the “Employment Termination Date”). During the period from the Transition Date through the Employment Termination Date, Mr. Harris will assist with the transition of his finance duties, continue performing his other operational responsibilities, assist with specified strategic goals as the Company continues to execute its Elevate Summit Strategy, and perform such other duties and render such other services as are reasonably requested from time to time by his successor or the Company’s Chief Executive Officer (the “CEO”). In return for Mr. Harris’s services from now through the Employment Termination Date, he will (i) continue to receive his current base salary of $631,000 per year through the Employment Termination Date; (ii) be eligible to earn an annual cash performance bonus with a target of 75% of base salary, subject to applicable performance metrics, for fiscal year 2022 and/or 2023 (or the applicable portion thereof, subject to the “Bonus Condition” described below); (iii) not be eligible to receive new equity awards; (iv) be entitled to participate in Company employee benefit plans; and (v) have his equity awards continue to vest pursuant to their terms. Additionally, Mr. Harris will remain eligible to participate in the Severance Plan through the Employment Termination Date, after which his participation will end. If Mr. Harris’s employment is terminated prior to the Employment Termination Date, (i) he will only be entitled to payments pursuant to the Severance Plan upon a “Qualifying Change in Control Termination” or “Qualifying Termination” per the terms of the Severance Plan and (ii) his existing equity awards will be treated in accordance with the retirement or forfeiture provisions of the applicable award agreements.

Further, Mr. Harris has agreed that he will remain available for consultation from the Employment Termination Date through December 31, 2024 (the “Consulting Period”). During the Consulting Period, Mr. Harris will provide such consulting services as may be reasonably requested from time to time by his successor or the CEO, which services are expected to include (a) advising on and assisting with quarterly, annual close and reporting, (b) assisting with annual budgeting and forecasting, (c) assisting with transitioning his operational responsibilities, (d) advising on the Company’s capital structure and financings, (e) advising on matters related to the Company’s “up-C” structure, including its Tax Receivable Agreement, and (f) performing such other duties and rendering such other services as are reasonably requested from time to time by his successor or the CEO. During the Consulting Period, and provided he signs and does not revoke a release (as described below), Mr. Harris will (i) continue to be paid by the Company at the monthly equivalent of his annual base salary; (ii) receive either (x) if the Transition Date occurs in fiscal 2022, the fiscal 2022 annual bonus (without pro-ration) based on actual performance, and no fiscal 2023 bonus, or (y) if the Transition Date occurs in fiscal 2023, the fiscal 2023 annual bonus (pro-rated for the portion of such year prior to the Transition Date) based on actual performance (the “Bonus Condition”); (iii) receive cash payments equal to the amount of his monthly COBRA insurance premiums through the earlier of the end of the Consulting Period or when he obtains coverage through a third-party employer; and (iv) be eligible for an annual executive physical exam under the Company’s executive health program. In the event that the consulting services are terminated (A) due to Mr. Harris’s death or disability, (B) by the Company without cause prior to a change in control, or (C) by the Company following a change in control, Mr. Harris (or his beneficiary or estate, as applicable) will receive any remaining payments and benefits as if such termination had not occurred. In the event that the consulting services are terminated by the Company for cause or by Mr. Harris, Mr. Harris will not receive the remaining payments and benefits (other than accrued and unpaid consulting fees).

Pursuant to the Transition Agreement, Mr. Harris is required to provide, following the Employment Termination Date, a customary release of any claims he may have against the Company and has agreed to be subject to a (i) non-compete, (ii) client non-solicitation, and (iii) employee non-solicitations and employee no-hire covenants until December 31, 2024. Mr. Harris will also be subject to indefinite confidentiality, intellectual property assignment and non-disparagement covenants.

The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.1.

Item 7.01     Regulation FD Disclosure.

On September 12, 2022, the Company issued a press release announcing Mr. Harris’s retirement. A copy of the Company’s press release is attached as Exhibit 99.1 to this report.

The information included under Item 7.01 of report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing.

Item 9.01     Financial Statements and Exhibits.

    (d)    Exhibits

Exhibit No.	Description

10.1	Transition and Consulting Agreement by and among Summit Materials, Inc. and Brian J. Harris dated as of September 8, 2022.

99.1	Press Release of Summit Materials, Inc. dated September 12, 2022.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
DATED: September 12, 2022
	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	EVP, Chief Legal Officer & Secretary